                                                                    Exhibit 10.6


                           JOINT VENTURE AGREEMENT

            THIS JOINT VENTURE AGREEMENT (this "Agreement"), effective January 1, 2000 is entered into by and between FARMLAND INDUSTRIES, INC., a cooperative corporation organized under the laws of Kansas ("Farmland"), CENEX HARVEST STATES COOPERATIVES, a cooperative corporation organized under the laws of Minnesota ("CHS"), United Country Brands LLC, a Delaware limited liability company ("United LLC") and LAND O'LAKES, INC., a cooperative corporation organized under the laws of Minnesota ("LOL") (Farmland, CHS, United LLC and LOL each individually a "Party" and collectively the "Parties". Farmland and CHS together are "UCB Parties").

                            W I T N E S S E T H :

             WHEREAS, the UCB Parties have formed United LLC as a Delaware limited liability company for the purpose of holding certain of their interests in the joint venture created by this Agreement.

            WHEREAS, each of the Parties is engaged in businesses of or related to the wholesale marketing of plant food and crop protection products in North America; and

            WHEREAS, in order to better realize the potential of the businesses, UCB Parties and LOL desire to form a joint venture by establishing and operating a limited liability company and by entering into agreements ancillary thereto;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Parties agree as follows:

                                   ARTICLE I

                   ESTABLISHMENT OF LIMITED LIABILITY COMPANY

1. Limited Liability Company. On or before the Operational Closing Date, the Parties shall cause to be formed a Delaware limited liability company with a name to be determined by the agreement of the Parties (the "Company"). The members of the Company to be formed shall be Farmland, CHS, United LLC and LOL (each of which is sometimes referred to as a "Member" and all of which are herein sometimes referred to collectively as the "Members"). United LLC and LOL shall each own a 50% governance interest in the Company. LOL shall own a 38.75 % economic interest in the Company. United LLC shall own a 50% economic interest in the Company. Farmland shall own a 9.795% economic interest in the Company. CHS shall own a 1.455% economic interest in the Company. United LLC and LOL each shall at all times exercise all management rights with respect to the Company in such a manner as to ensure compliance with the provisions of this Agreement. The Members shall execute and deliver to each other a Limited Liability Company Agreement consistent with the provisions hereof and incorporating such other provisions as may be agreed to by the Parties. Upon completion of the Limited Liability Company Agreement it shall be separately initialed by the Parties and attached hereto as Exhibit B ("LLC Agreement").

         1.1 Purpose and Scope of Joint Venture.

         (a) Business Objectives: The Company's objectives and scope of business include: (i) selling plant food and crop protection products to cooperative members and patrons of Members (and others as may be otherwise agreed to by the Members) for resale or use in North American markets, and (ii) providing other goods and services to Members and members and patrons of Members (and others as may be otherwise agreed to by the Members). Until the time of the Working Asset Closing (as hereinafter defined), the Company shall act as the manager of all of such direct and indirect businesses of the Members and of WilFarm LLC and the earnings and losses of such businesses and WilFarm shall inure to the joint shared benefit of the Members and in accordance with the agreement of WilFarm with the Company. Following the Working Asset Closing, the Company shall use the LOL Contributed Assets and the United LLC Contributed Assets for purposes of operation of the businesses in its own name pursuant to clauses (a)(i) and (a)(ii) above.

         (b) Term. It is anticipated that the term of the Company shall be perpetual subject to the earlier termination in accordance with the provisions of Delaware law. To the extent it is not in material breach of the LLC Agreement or any of the Ancillary Agreements, at the end of the term of the venture each of United LLC and LOL will be granted a right of last refusal to meet or exceed the highest offer for the assets of the Company in liquidation. In the event that both members desire to at least meet such highest offer, the Members shall participate in an internal auction for the purchase by one Member of the other Member's interest in the Company in accordance with the procedures set forth in Schedule 1.1(b).

         (c) Products: The Company's main products will be a variety of plant food and crop protection products mutually agreed upon by the unanimous decision of the Members.

                  1.2 Financing of the Company. LOL expects to have contributed 38.75% of the capital of the Company, consisting of cash and the beneficial use of the LOL Contributed Assets referred to in Section 1.4. Farmland, CHS, and United LLC expect to have together directly or indirectly contributed 61.25% of the capital of the Company, consisting of cash and the beneficial use of United LLC Contributed Assets referred to in Section 1.5, subject to the provisions of the LLC Agreement. The Parties shall arrange for financing of the joint venture pursuant to the terms of the LLC Agreement, it being the intent of the Parties to obtain non-recourse as to the Members financing for the Company, as soon as practical and in any event not later than April 30, 2000.

                  1.3 Compliance with Laws. All matters referred to herein are subject to and conditioned upon compliance with all applicable laws.

                  1.4 LOL's Contribution to Company.

         (a) Contribution of LOL Assets: At the Operational Closing, in addition to any cash amount required by the LLC Agreement, except as the parties may otherwise agree, LOL shall contribute, or cause to be contributed, to the Company the economic benefit derived from the use of: (i) all LOL's rights and interest to real property used by it in the wholesale marketing of plant food and crop protection products in North America listed on Schedule 1.4(a) (the "LOL Real Property"), (ii) all of LOL's rights and interest in the Assigned Investments and Agreements listed on Schedule 1.4(a) attached hereto (including, without limitation, its interest and title to, and goodwill attendant thereto, its ownership, equity, and governance interests in, and the beneficial use of the assets of, Cenex/LOL Agronomy Company, Agro Distribution LLC, Omnium LLC, Imperial Inc., and RSA Microtech, Inc.), (iii) all of LOL's rights and interest in Other Assets (as defined below) and (iv) the personal property listed on Schedule 1.4(a) attached hereto (the "LOL Personal Property") (collectively, the "LOL Contributed Assets"). The Parties hereby acknowledge and agree that the economic benefit derived from the use of LOL Contributed Assets shall be deemed for all purposes to have been contributed to the Company effective as of the first day of January, 2000, (the "Effective Date") and the net earnings or loss arising from such assets from the Effective Date until the actual date of Closing shall be included among the assets to be contributed pursuant to this Agreement. The parties further agree that the earnings and loss arising from operation of such assets prior to the Effective Date, including without limitation chemical rebates earned on business conducted prior to January 1, 2000, shall inure to LOL.


         (b) Other Assets: As used herein, the term "Other Assets" means the beneficial use of the following items pertaining to the LOL Real Property (or any portion thereof): (i) any and all rights, licenses, permits, betterments, accretions, easements, and any personal property of every kind and character owned by LOL (and/or any Affiliate thereof), attached to, appurtenant to, located in, or used or useful in connection with the LOL Real Property; (ii) all construction, engineering, consulting, architectural and other similar contracts, and any and all amendments and modifications thereto, relating to the LOL Real Property and all warranties with respect thereto; (iii) all architectural, plans, specifications, soils tests, engineering reports and similar materials relating to the LOL Real Property; (iv) all deposits, performance bonds, guarantees or other payments given or made with respect to the LOL Real Property and any and all modifications and extensions thereto relating to the LOL Real Property; (v) all governmental entitlements (including, without limitation, all environmental reports, declarations, map approvals, conditional use permits, and any other permits related to the LOL Real Property), permissions, environmental clearances, rights, licenses and permits which relate to the LOL Real Property; (vi) all leases, licenses and occupancy agreements with respect to the LOL Real Property; (vii) all rights and remedies of LOL against the party from which LOL purchased the LOL Real Property; and (viii) all other general intangibles relating to the development and/or use of the LOL Real Property and the improvements thereon including, without limitation, all refunds and payments of any kind relating to the ownership, operation, use and/or disposition of the LOL Real Property, and all proceeds and claims arising on account of any loss, damage to or taking of the LOL Real Property (or any part thereof).


         (c) Transfer on an "AS-IS" Basis. Each Party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement, the Company is acquiring the beneficial use of LOL Contributed Assets "AS IS" without any representation or warranty of LOL (or any other Party), express, implied or statutory, as to the nature or condition of the Contributed Assets, the condition of title to the Contributed Assets or the fitness for use of the Contributed Assets.


         (d) Prorations and Adjustments. The following shall be prorated and adjusted between LOL and the Company as of the Effective Date, except as otherwise specified:

                  (i) General real estate, personal property and ad valorem taxes and assessments for the current tax year for the Contributed Assets with LOL being responsible for the payment of such items for the period before the Effective Date and the Company being responsible for such payment for the period on and after the Effective Date.

                  (ii) Utility charges, if any, costs of maintaining the Contributed Assets, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated with LOL being responsible for the payment of such items for the period before the Effective Date and the Company being responsible for such payment for the period on and after the Effective Date.


         (e) Commissions or Fees. LOL hereby represents and warrants to the Company and the other Members that no person or entity is entitled to any commission, broker's fee or other compensation based on contacts or understandings between such claimant and LOL or its Affiliates with respect to the contribution of the LOL Contributed Assets.

                  1.5 United LLC's Contribution to Company.

      (a) Contribution of United LLC Assets: At the Operational Closing, in addition to any cash amount required by the LLC Agreement, except as the Parties may otherwise agree, the UCB Parties and United LLC shall contribute to the Company the economic benefit derived from the use of (i) all rights and interest of UCB Parties and United LLC to real property used by any of them in the wholesale marketing of plant food and crop protection products in North America listed on Schedule 1.5(a) (the "United LLC Real Property") (ii) all of the rights and interest in the Assigned Investments and Agreements listed on Schedule 1.5(a) attached hereto (including, without limitation, all interest and title to, and goodwill attendant thereto, its ownership, equity, and governance interests in WilFarm, Cenex/LOL Agronomy Company, Agro Distribution LLC, Omniun LLC, Imperial Inc., and RSA Microtech, Inc.), (iii) all rights and interest in Other Assets (as defined below) and (iv) the personal property listed on Schedule 1.5(a) attached hereto (the "United LLC Personal Property") (collectively, the "United LLC Contributed Assets"). Farmland will also contribute or, pursuant to the contract with Wilbur Ellis attached hereto as Exhibit C (to be provided no later than the Operational Closing) will cause Wilbur Ellis to contribute its ownership, equity, and governance interests in WilFarm and goodwill attendant thereto. The Parties hereby acknowledge and agree that the United LLC Contributed Assets shall be deemed for all purposes to have been contributed to the Company effective as of the Effective Date, and the net earnings or loss arising from the assets from the Effective Date until the actual date of Closing shall be included among the assets to be contributed pursuant to this Agreement. The parties further agree that the earnings and loss arising from operation of such assets prior to the Effective Date, including without limitation chemical rebates earned on business conducted prior to January 1, 2000, shall inure to the UCB Parties.

         (b) Other Assets: As used herein, the term "OTHER ASSETS" means the beneficial use of the following items pertaining to the United LLC Real Property (or any portion thereof): (i) any and all rights, licenses, permits, betterments, accretions, easements, and any personal property of every kind and character owned by United LLC (and/or any Affiliate thereof), attached to, appurtenant to, located in, or used or useful in connection with the United LLC Real Property; (ii) all construction, engineering, consulting, architectural and other similar contracts, and any and all amendments and modifications thereto, relating to the United LLC Real Property and all warranties with respect thereto; (iii) all architectural, plans, specifications, soils tests, engineering reports and similar materials relating to the United LLC Real Property;
         (iv) all deposits, performance bonds, guarantees or other payments given or made with respect to the United LLC Real Property and any and all modifications and extensions thereto relating to the United LLC Real Property; (v) all governmental entitlements (including, without limitation, all environmental reports, declarations, map approvals, conditional use permits, and any other permits related to the United LLC Real Property), permissions, environmental clearances, rights, licenses and permits which relate to the United LLC Real Property; (vi) all leases, licenses and occupancy agreements with respect to the United LLC Real Property; (vii) all rights and remedies of UCB parties or United LLC against the party from which such UCB Party or United LLC purchased the United LLC Real Property; and (viii) all other general intangibles relating to the development and/or use of the United LLC Real Property and the improvements thereon including, without limitation, all refunds and payments of any kind relating to the ownership, operation, use and/or disposition of the United LLC Real Property, and all proceeds and claims arising on account of any loss, damage to or taking of the United LLC Real Property (or any part thereof).


         (c) Transfer on an "AS-IS" Basis. Each Party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement, the Company is acquiring the beneficial use of United LLC Contributed Assets "AS IS" without any representation or warranty of United LLC, Farmland, CHS (or any other Party), express, implied or statutory, as to the nature or condition of the United LLC Contributed Assets, the condition of title to the United LLC Contributed Assets or the fitness for use of the United LLC Contributed Assets.


         (d) Prorations and Adjustments. The following shall be prorated and adjusted between United LLC or the UCB Parties as appropriate on the one part and the Company on the other part as of the Effective Date, except as otherwise specified:

            (i) General real estate, personal property and ad valorem taxes and assessments for the current tax year for the United LLC Contributed Assets with United LLC or the UCB Parties being responsible for the payment of such items for the period before the Effective Date and the Company being responsible for such payment for the period on and after the Effective Date.

            (ii) Utility charges, if any, costs of maintaining the United LLC Contributed Assets, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated with United LLC or the UCB Parties being responsible for the payment of such items for the period before the Effective Date and the Company being responsible for such payment for the period on and after Effective Date.


      (e) Commissions or Fees. Each of the UCB Parties and United LLC hereby represent and warrant to the Company and the other Members that no person or entity is entitled to any commission, broker's fee or other compensation based on contacts or understandings between such claimant and UCB Parties, United LLC, or their respective Affiliates with respect to the contribution of the United LLC Contributed Assets.


            1.6 No Adjustment of Economic Interest. Barring any purchase or sale of any economic interest in the Company among Members, all of which such sales and purchases may be made by agreement by any of the Members and as to which consent of each of the other Members is hereby given, the economic interests of the Parties shall remain as they are except as may be agreed to from time to time by the Parties. It is anticipated that any expansion of the wholesale fertilizer and crop protection business by the Parties hereto shall be solely through the Company with any and all assets used in such expansion being acquired by, and pursuant to terms negotiated by, the Company. If any of the Members acquire any wholesale fertilizer and/or crop protection business assets in North America by operation of law or otherwise, the Company and such Member shall negotiate in good faith to sell such assets to the Company upon terms and conditions acceptable to both parties. If the Company and such Member or are unable to reach agreement on the terms of the sale to the Company such assets shall, within a two (2) year period following the acquisition by such Member , be sold or transferred to a third party unrelated to such Member by ownership or by continuing contract. Pending such sale such assets shall to the extent legally permissible be operated and managed by the Company for the sole economic benefit of such Member. To the extent such management and operation is not legally permissible in the reasonable determination of the Company, such assets shall, pending sale, be operated by the Member on a full arms length basis for its own account.


            1.7 Fertilizer and Agricultural Chemical Procurement and Marketing Arrangements with LOL, United LLC and UCB Parties.

            (a) Procurement. It is anticipated that the Company will procure plant food product primarily from Farmland and CF Industries Inc. ("CF"). Procurement of product from Farmland will be accomplished directly by the Company. Such purchases will not be on a patronage basis, and production earnings therefrom will remain with Farmland for retention or distribution in its sole determination. The purchases of CF product, either directly or through CHS or LOL, will not be on a patronage basis from the perspective of the Company, and any patronage earned will go to or remain with CHS or LOL for retention or distribution in their sole determination. Product procured from non-CF third parties shall be procured directly by the Company, or if through the Members, shall be by each Member ratably in proportion to its economic interest in the Company.



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         (b) Allocation of Product Sourced from CF. For purposes of CF patronage and the CF base capital plan, CHS and LOL will allocate between themselves nitrogen product purchased from CF on the basis described herein. For purposes of this section, Farmland and CF shall each have an annual "base level" of product to be supplied to the Company as follows:
                     Nitrogen Products (on a total N basis)
                     --------------------------------------
                         Farmland - 2,998,000 tons annually
                         CF - 1,831,000 tons annually

         The base percentage split between the Members ("Base Percentage Split"), for all CF-sourced nitrogen product (on a total N basis) shall be LOL 61.8% and CHS 38.2%. The Base Percentage Split shall apply to all nitrogen product sourced from CF in any fiscal year up to the CF base level. For CF-sourced product over the base level and to the extent such increase results from an increase in produced tons available to the Company, LOL shall receive credit for 100% of such product, but only to the extent that Farmland-sourced product exceeds Farmland's base level as a result of an increase in Farmland production being sold to the Company; provided that this sentence shall apply only in the case of a merger between Farmland and CHS or other combination resulting in the participation by CHS in the economic results of the Farmland fertilizer production business and, if no such merger or other combination has occurred the Parties will renegotiate the terms of this sentence to protect the rights of all Members to participate in such increase in sourcing and production on an equitable basis. To the extent that CF-sourced product exceeds the CF base level by more tons than the Farmland-sourced product exceeds the Farmland base level, the CF-sourced product shall be subject to the Base Percentage Split between CHS and LOL.

         (c) Phosphate Fertilizer. The allocation for phosphate fertilizer will operate in the same manner as the nitrogen allocation except that the following base levels shall apply:

            Farmland         589,000 tons
            CF               552,000 tons

         All CF-sourced phosphate fertilizer shall be sourced for the account of LOL or CHS in accordance with the Base Percentage Split.

         (d) Potash. There shall not be any special allocation rule for potash. All potash sourced from CF shall be sourced subject to the Base Percentage Split.

         (e) Supply. The Company will be the preferred supplier of fertilizer and agricultural chemicals to the Members, and the Members agree to purchase such product from the Company for retail resale so long as it is commercially reasonable to do so and the prices and terms offered by the Company are competitive.


            1.8 Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. In case of any inconsistency between the terms of this Agreement and the terms of any Exhibit or Schedule, the terms of this Agreement shall prevail. The following are the Exhibits and Schedules attached to or to be attached and incorporated in this Agreement:


                                      vii

Name of Exhibit or Schedule   Description
---------------------------   -----------
Schedule 1.1(b)               Internal Auction Process

Schedule 1.4(a)               List of LOL  Property Contributed to the Company

Schedule 1.5(a)               List of United LLC Property Contributed to the
                              Company

Schedule 3.1(c)               LOL Consents and Approvals

Schedule 3.1(d)               LOL Violations or Conflicts

Schedule 3.1(g)               Liabilities or Obligations relating to LOL
                              Contributed Assets

Schedule 3.2(c)               Farmland Consents and Approvals

Schedule 3.2(d)               Farmland Violations or Conflicts

Schedule 3.2(g) Liabilities or Obligations relating to Farmland-originated United LLC Contributed Assets

Schedule 3.3(c)               CHS Consents and Approvals

Schedule 3.3(d)               CHS Violations or Conflicts

Schedule 3.3(g)               Liabilities or Obligations relating to
                              CHS-originated United LLC  Contributed Assets

Schedule 8.1                  Services to Company or to WilFarm

Exhibit A                     Defined Terms

Exhibit B                     Limited Liability Company Agreement

Exhibit C                     Agreement between Farmland and Wilbur Ellis

Exhibit D                     Management Agreement


                                   ARTICLE II

                                   DEFINITIONS

            Capitalized terms used but not defined herein shall have the respective meanings set forth or made applicable in Exhibit A hereto.




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
                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES


            3.1 By LOL. LOL hereby represents and warrants to the Company and other Members as follows:


         (a) Organization. LOL is an agricultural cooperative duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full power and authority to own and operate its assets and properties and to carry on its business as presently being conducted and as presently proposed to be conducted (including in the manner contemplated by this Agreement) and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect upon it.

         (b) Authority. LOL has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, to contribute both the beneficial use of, and ultimately, the fee title to the Contributed Assets to the Company and to consummate the other transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each such Ancillary Agreement by LOL and the consummation by LOL of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate proceedings of LOL. This Agreement and each Ancillary Agreement that has been executed by LOL on or prior to the date hereof have been duly and validly executed and delivered by LOL and each constitutes a legal, valid and binding obligation of LOL, enforceable against LOL in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

         (c) Consents and Approvals. Except as set forth in Schedule 3.1(c) attached hereto and made a part hereof, no Consents are required to be obtained from, and no registrations, declarations and filings are required to be made with, any Governmental Authority to permit LOL to execute, deliver and perform this Agreement and any Ancillary Agreement to which it is a party. All terms and conditions contained in, or existing in respect of, such Consents have been duly satisfied and performed to the extent necessary prior to the date of the execution and delivery of this Agreement.

         (d) No Violations or Conflicts. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by LOL do not and will not, subject to those items set forth on
         Schedule 3.1(d), (i) violate or conflict with any provision of, or result in the breach of, any applicable statute, law, rule or regulation of any Governmental Authority, the Articles of Incorporation or By-laws of LOL, or any contract, agreement, indenture or other instrument or obligation to which LOL is a party or by which LOL or any of its assets (including the Contributed Assets) is bound or of any order, judgment, writ, injunction, award, ruling or decree applicable to LOL, or (ii) constitute an event which, after notice or lapse of time or both, would result in any such violation, conflict, breach or termination, or result in a violation or revocation of any permit from any Governmental Authority, regulatory body or other third party, except to the extent that the occurrence of any of the foregoing would not individually or in the aggregate have a Material Adverse Effect on the ability of LOL to consummate the transactions contemplated hereby or by any Ancillary Agreement.

         (e) Litigation. There is no action, suit or proceeding pending, or to the knowledge of LOL threatened, against LOL which questions the validity of this Agreement, the Contributed Assets or any Ancillary Agreement or any action taken or to be taken pursuant to or in connection with this Agreement, the Contributed Assets or any Ancillary Agreement or which would, if adversely determined, affect the ability of LOL to perform its obligations hereunder or thereunder or have a Material Adverse Effect on LOL.

         (f) Compliance with Law. LOL and its Affiliates have conducted their respective businesses in material compliance with applicable statutes and other laws, rules, regulations, or interpretation of any Governmental Authority and any Governmental Licenses.

         (g) Contributed Assets. LOL has, and for the term of the Company will maintain, except as may be agreed between the Company and LOL, good and marketable title to the LOL Contributed Assets, free and clear of any mortgages, liens, claims, encumbrances, pledges, conditional sale agreements, security agreements and charges in favor of any third party of any nature. Except as disclosed on Schedule 3.1(g), there are no liabilities, including environmental liabilities, or obligations of any nature, whether absolute, accrued, contingent or otherwise, relating to the Contributed Assets, other than obligations which are in amounts which, in the aggregate, shall not have a material impact on the value of the LOL Contributed Assets. Any contracts included in the Contributed Assets are assignable and are in full force and effect, no dispute or disagreement exists under any such contract. LOL has made, or will make, available to the other Members true and correct copies of each such contract. Neither LOL nor, to its knowledge, any other party is in default in connection with any such contract.


      3.2 By Farmland. Farmland hereby represents and warrants to the Company and the other Members as follows:


         (a) Organization. Farmland is a corporation duly organized, validly existing and in good standing under the laws of Kansas; has full corporate power and authority to own and operate its assets and properties and carry on its business as presently being conducted and as presently proposed to be conducted (including in the manner contemplated by this Agreement) and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect upon it.

      (b) Authority. Farmland has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, to contribute both the beneficial use of, and ultimately, the fee title to the Farmland-sourced United LLC Contributed Assets to the Company and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by Farmland and the consummation by Farmland of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate proceedings. This Agreement and each Ancillary Agreement that has been executed by Farmland on or prior to the date hereof have been duly and validly executed and delivered by such corporation and each such agreement constitutes a legal, valid and binding obligation of Farmland, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

      (c) Consents and Approvals. Except as set forth in Schedule 3.2(c) attached hereto, and made a part hereof, no Consents are required to be obtained from, and no registrations, declarations and filings, are required to be made with, any Governmental Authorities to permit Farmland to execute, deliver and perform this Agreement and any Ancillary Agreement to which it is a party. All terms and conditions contained in, or existing in respect of, such Consents have been duly satisfied and performed, to the extent necessary prior to the date of the execution and delivery of this Agreement.

      (d) No Violations or Conflicts. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by Farmland do not and will not, subject to those items set forth on Schedule 3.2(d) attached hereto, (i) violate or conflict with any provision of, or result in the breach of, any applicable statute, law, rule or regulation of any Governmental Authority, the Articles of Incorporation or By-laws of Farmland or any contract, agreement, indenture or other instrument or obligation to which Farmland is a party or by which Farmland or any of the assets of Farmland is bound, or of any order, judgment, writ, injunction, award, ruling or decree applicable to Farmland, or (ii) constitute an event which, after notice or lapse of time or both, would result in any such violation, conflict, breach or termination, or result in a violation or revocation of any permit from any Governmental Authority, regulatory body or other third party, except to the extent that the occurrence of any of the foregoing would not individually or in the aggregate have a Material Adverse Effect on the ability of Farmland to consummate the transactions contemplated hereby or by an Ancillary Agreement.

      (e) Litigation. There is no action, suit or proceeding pending, or to the knowledge of Farmland threatened, against Farmland which questions the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken pursuant to or in connection with this Agreement or any Ancillary Agreement or which would, if adversely determined, affect the ability of Farmland to perform its obligations hereunder or thereunder or have a Material Adverse Effect on Farmland.

      (f) Compliance with Law. Farmland and its Affiliates have conducted their respective businesses in material compliance with applicable statutes and other laws, rules, regulations, or interpretation of any Governmental Authority and any Governmental Licenses.

         (g) Contributed Assets. Farmland has, and for the term of the Company will maintain, except as may be agreed between the Company and Farmland, good and marketable title to the Farmland-sourced United LLC Contributed Assets, free and clear of any mortgages, liens, claims, encumbrances, pledges, conditional sale agreements, security agreements and charges in favor of any third party of any nature. Except as disclosed on Schedule 3.2(g), to the knowledge of Farmland there are no liabilities, including environmental liabilities, or obligations of any nature, whether absolute, accrued, contingent or otherwise, relating to the Farmland-sourced United LLC Contributed Assets, other than obligations which are in amounts which, in the aggregate, shall not have a material impact on the value of the Farmland-sourced United LLC Contributed Assets. Any contracts included in the Farmland-sourced United LLC Contributed Assets are assignable and are in full force and effect, no dispute or disagreement exists under any such contract. Farmland has made, or will make, available to the other Members true and correct copies of each such contract. Neither Farmland nor, to its knowledge, any other party is in default in connection with any such contract.


      3.3 By CHS. CHS hereby represents and warrants to the Company and the other Members as follows:


         (a) Organization. CHS is a corporation duly organized, validly existing and in good standing under the laws of Minnesota; has full corporate power and authority to own and operate its assets and properties and carry on its business as presently being conducted and as presently proposed to be conducted (including in the manner contemplated by this Agreement) and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect upon it.


         (b) Authority. CHS has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, to contribute both the beneficial use of, and ultimately, the fee title to the CHS-sourced United LLC Contributed Assets to the Company and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by CHS and the consummation by CHS of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate proceedings. This Agreement and each Ancillary Agreement that has been executed by CHS on or prior to the date hereof have been duly and validly executed and delivered by such corporation and each such agreement constitutes a legal, valid and binding obligation of CHS, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

         (c) Consents and Approvals. Except as set forth in Schedule 3.3(c) attached hereto, and made a part hereof, no Consents are required to be obtained from, and no registrations, declarations and filings, are required to be made with, any Governmental Authorities to permit CHS to execute, deliver and perform this Agreement and any Ancillary Agreement to which it is a party. All terms and conditions contained in, or existing in respect of, such Consents have been duly satisfied and performed, to the extent necessary prior to the date of the execution and delivery of this Agreement.

         (d) No Violations or Conflicts. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by CHS do not and will not, subject to those items set forth on
         Schedule 3.3(d) attached hereto, (i) violate or conflict with any provision of, or result in the breach of, any applicable statute, law, rule or regulation of any Governmental Authority, the Articles of Incorporation or By-laws of CHS or any contract, agreement, indenture or other instrument or obligation to which CHS is a party or by which CHS or any of the assets of CHS is bound, or of any order, judgment, writ, injunction, award, ruling or decree applicable to CHS, or (ii) constitute an event which, after notice or lapse of time or both, would result in any such violation, conflict, breach or termination, or result in a violation or revocation of any permit from any Governmental Authority, regulatory body or other third party, except to the extent that the occurrence of any of the foregoing would not individually or in the aggregate have a Material Adverse Effect on the ability of CHS to consummate the transactions contemplated hereby or by an Ancillary Agreement.

         (e) Litigation. There is no action, suit or proceeding pending, or to the knowledge of CHS threatened, against CHS which questions the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken pursuant to or in connection with this Agreement or any Ancillary Agreement or which would, if adversely determined, affect the ability of CHS to perform its obligations hereunder or thereunder or have a Material Adverse Effect on CHS.


         (f) Compliance with Law. CHS and its Affiliates have conducted their respective businesses in material compliance with applicable statutes and other laws, rules, regulations, or interpretation of any Governmental Authority and any Governmental Licenses.

         (g) Contributed Assets. CHS has, and for the term of the Company will maintain, except as may be agreed between the Company and CHS, good and marketable title to the CHS-sourced United LLC Contributed Assets, free and clear of any mortgages, liens, claims, encumbrances, pledges, conditional sale agreements, security agreements and charges in favor of any third party of any nature. Except as disclosed on Schedule 3.3(g), to the knowledge of CHS there are no liabilities, including environmental liabilities, or obligations of any nature, whether absolute, accrued, contingent or otherwise, relating to the CHS-sourced United LLC Contributed Assets, other than obligations which are in amounts which, in the aggregate, shall not have a material impact on the value of the Contributed Assets. Any contracts included in the CHS-sourced United LLC Contributed Assets are assignable and are in full force and effect, no dispute or disagreement exists under any such contract. CHS has made, or will make, available to the other Members true and correct copies of each such contract. Neither CHS nor, to its knowledge, any other party is in default in connection with any such contract.


      3.4 Survival. All representations and warranties made herein shall survive the execution and delivery of this Agreement and for a period of time equal to the statutes of limitations applicable or related thereto.


      3.5 Finder's Fees. Each Party represents that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the transactions contemplated herein.


      3.6 Bring Down of Representations and Warranties. The parties agree that each shall deliver a certificate, at each Closing described in Article V, verifying the continued accuracy of the representations and warranties contained herein, as applicable, together with such other and further representations and warranties as the Parties may deep appropriate or advisable.


                                  ARTICLE IV

                    COVENANTS PRIOR TO OPERATIONAL CLOSING


      4.1 Covenants. Each Party shall, prior to the Operational Closing effected pursuant to this Agreement:

         (a) Due Diligence. Upon written request, make available to other Parties any documents and materials reasonably necessary to permit them to conduct legal, business and economic due diligence, provided however, that nothing herein shall be deemed to permit a Party hereto to conduct a Phase II environmental audit on or with respect to the real property of another Party without the written permission of the other Party given or withheld in its sole discretion.

         (b) Assistance to Company. Use reasonable efforts to assist the Company in obtaining all necessary permits and licenses necessary for it to conduct the business contemplated hereby.

         (c) Covenant to Close. Have duly performed and complied with all agreements and conditions required by this Agreement and the LLC Agreement to be performed or complied with by it on or prior to the Operational Closing Date.

         (d) Conduct of Business. Will not cause or permit the use of the Contributed Assets in any material transaction outside the ordinary course of business. Consistent with and subject to the foregoing, each Party shall cause its respective Contributed Assets to be kept and maintained in good operating condition and repair and shall use its good faith best efforts consistent with good business practice to cause the value of the business on an on-going basis to be preserved.

      4.2 Publicity. Any and all publicity concerning any matters contemplated under this Agreement or an Ancillary Agreement shall be agreed upon in writing by all Parties, unless otherwise required by law.


                                  ARTICLE V


                                   CLOSINGS


            5.1 Execution of this Agreement. The execution of this Agreement by each of the Parties shall take place no later than February 4, 2000. The effective date hereof shall nonetheless be January 1, 2000.

            5.2 Operational Closing. The Operational Closing shall be held as soon as practicable and in any event within 10 business days after each of the conditions referred to in Sections 5.2 have been satisfied or waived (the "OPERATIONAL CLOSING DATE") at the offices of CHS, or at such other date, time and place as the Parties shall mutually agree; provided that this Agreement has not been terminated pursuant to Article VI prior to such date. At the Operational Closing, the actions and deliveries referred to in Sections 5.4 and
5.5 shall take place and the documents referred to therein shall be exchanged. The Parties agree and acknowledge that it is their mutual intention to be bound in good faith by this Agreement in accordance with its terms, it being agreed and understood that the Operational Closing contemplated by this Agreement shall be subject only to the satisfaction or waiver by the appropriate Party of the conditions set forth in this Article V.

            5.3 Conditions to the Obligations of All Parties to Effect the Operational Closing. The obligations of the Parties set forth in this Agreement are subject to the following conditions:

         (a) The results of legal, business and economic due diligence investigations, if any, conducted by LOL and UCB Parties shall be completed to the satisfaction of the investigating Party;

         (b) Each of the representations and warranties made by the Parties shall be true and correct when made and as of the Closing Date;

         (c) Each Party shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Operational Closing Date;

         (d) Restructuring of WilFarm, LLC ownership and other contractual arrangements between Farmland and Wilbur Ellis Company to the satisfaction of Farmland, LOL and CHS; and

         (e) All necessary Consents from Governmental Authorities and Governmental Licenses shall have been obtained by the Parties.


            5.4 LOL, Farmland, CHS and United LLC Actions and Deliveries at the Operational Closing. At or prior to the Operational Closing, each of the Parties shall:

         (a) Execute and deliver a signed copy of the Ancillary Agreements to which it is a party;

         (b) Deliver a certificate signed by its duly authorized representative stating that all its representations and warranties contained in this Agreement and the LLC Agreement are true and correct as of the Operational Closing Date and all its covenants required to be performed as of the Operational Closing Date have been performed;

         (c) Respectively deliver documents reasonably required by the Company to permit its use and occupancy of the LOL Real Property, the LOL Personal Property, the United LLC Personal Property, and the United LLC Real Property for such time as any of LOL, or the UCB Parties remains a Member of the Company; and

         (d) Execute and deliver an Management Agreement in the form of EXHIBIT D attached hereto.

            5.5 Company Actions and Deliveries at the Operational Closing. At or prior to the Operational Closing, following execution and delivery of the LLC Agreement by the parties thereto, the Certificate shall be executed and filed with the Secretary of State of the State of Delaware.

            5.6 Working Asset Closing. The Working Asset Closing shall be held as soon as practicable and in any event within 10 business days after the financing referred to in Section 1.2 has been obtained (the "WORKING ASSET CLOSING") at the offices of CHS, or at such other date, time and place as the Parties shall mutually agree. At the Working Asset Closing, each of the parties shall sell to the Company their respective inventories of plant food and crop protection products which can reasonably be marketed by the Company.



                                   ARTICLE VI

                                   TERMINATION


            6.1 Termination. Prior to the Operational Closing, this Agreement shall be terminated upon the occurrence of either of the following events:


         (a) The written election of a Party that is not in material default or material breach under any of the provisions of this Agreement, (i) if there is a material default by another Party in its obligations hereunder, or there is a material breach by another Party of its representations and warranties hereunder, and such default or breach, as the case may be, shall not have been cured by the defaulting or breaching Party within twenty (20) business days after notice of such default or breach has been given by the non-defaulting, non-breaching Party to the defaulting Party or (ii) if the First Operational Closing has not occurred by October 1, 2000;


         (b) The written election of the Party not subject to the same, upon (i) the admission in writing by a Party of its inability to pay its debts as they become due; (ii) the institution by a Party of proceedings for relief as a debtor under United States law, as now constituted or hereafter in effect, including, without limitation, Title 11 of the United States Code, or under any state or other law for the relief of debtors; (iii) the institution against a Party or its direct or indirect parent of any proceeding seeking to adjudicate it bankrupt or insolvent, or seeking liquidation or reorganization under any bankruptcy, insolvency or similar laws for the relief of debtors, or seeking the appointment of a receiver or equivalent official for any substantial part of its assets, and such proceeding shall not have been dismissed or withdrawn within sixty (60) days from the date of the institution thereof; (iv) the making by a Party or its direct or indirect parent of an assignment for the benefit of creditors; or (v) the appointment of a receiver or trustee for the business or properties of a Party or its direct or indirect parent.

            6.2 Right to terminate after June 30,2000. Any party shall have the right to terminate this Agreement after June 30, 2000, upon at least ninety (90) days prior written notice to the other parties, if at the time of such notice the Working Asset Closing has not occurred and such terminating party has reasonably determined in good faith that, as a result of such Closing not having occurred, continued operation of the Company will have a material adverse effect on the terminating party.


                                 ARTICLE VII

                               INDEMNIFICATION


            7.1 Indemnification by a Party. Subject to Section 7.2, each Party (the "INDEMNIFYING PARTY") shall indemnify, defend and hold harmless the Company, the other Parties, the other Parties Affiliates, and the other Parties and each such Affiliate's employees, officers, directors and agents, and the Company's officers and representatives (collectively the "INDEMNIFIED PERSONS") from and against any and all claims, demands, actions, suits, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees), to the extent caused by, resulting from or arising out of or in connection with any of the following:

         (a) The breach of, or misrepresentation contained in, any written representation or warranty made by the Indemnifying Party or its Affiliates in this Agreement, in any Ancillary Agreement, in any officer's certificate delivered hereunder, or in any written agreement between a Party and the Company;

         (b) All liabilities or obligations of the Indemnifying Party, or conditions, existing at the time of contribution or transfer of any property or assets to the Company with respect to property or assets so contributed or transferred by the Indemnifying Party except to the extent specifically assumed by the Company;

         (c) The breach or default in performance of any covenant or agreement required to be performed by the Indemnifying Party contained in the Agreement or any Ancillary Agreement; or

         (d) Any claim, action, suit or proceeding or threat thereof, made or instituted as a result of acts or omissions of the Indemnifying Party or its Affiliates unrelated to the business and operations of the Company or outside the scope of the Indemnifying Party's rights or authority conferred by this Agreement.

            7.2   Survival; Limitations; Procedures.

         (a) The indemnification obligations contained in Section 7.1 shall survive the Fee Closing and shall remain in effect [for a period of time thereafter equal to the statutes of limitations applicable or related to the matters indemnified against].

         (b) The rights and remedies provided to the Parties and the Company in this Agreement are cumulative and non-exclusive and shall not preclude any other right or remedy available to any Party or the Company at law or in equity.

         (c) Notwithstanding any other provision hereof, neither the Company nor any Party shall be liable to any other Party or its Affiliates, the Company, or any other Indemnified Person for special, indirect, punitive or consequential damages, including but not limited to loss of profit.

         (d) If the Indemnifying Party makes any payment in respect of indemnity obligations under Section 7.1, it shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Person to any insurance benefits or other claims of the Indemnified Person with respect to such claim.

         (e) Notwithstanding any other provision hereof, neither the Company nor any Party shall be liable to any other Party or its Affiliates for debts, liabilities or any other obligations except as specifically assumed in a writing in or pursuant to this Agreement.


                                 ARTICLE VIII

                           POST OPERATIONAL CLOSING


            8.1 Services to Company. Existing agreements relating to services currently being provided to the Cenex/LOL Agronomy Co. by LOL or CHS or to WilFarm by Farmland including but not limited to those listed on Schedule 8.1 attached hereto will be reviewed and, to the extent appropriate, revised as necessary or terminated in a manner agreeable to the parties, the intent of all parties being that the Company should procure at the cost/benefit ratio most



                                      xviii
favorable to the Company. It is anticipated that the definitive agreements will be negotiated prior to the Operational Closing reflecting the services to be provided by any of the Members which agreements may but shall not necessarily include reimbursement for costs of terminating services formerly provided by the Members with respect to their respective contributed assets.

            8.2 Extension of Membership or Patronage Rights. LOL, CHS and Farmland will each as soon as practical following the Operational Closing extend the offer of membership and the ability to procure plant food and crop protection products through the Company on a cooperative basis as facilitated by each of them, the intention being that all qualified patrons of LOL, CHS and Farmland will be entitled to participate on a patronage basis in the earnings of the Members derived from the Company. Except as may be otherwise agreed by the Members, all marketing of fertilizer and agricultural chemical by the Company is anticipated to be for the benefit of members and patrons of the Members with the intention being that LOL, CHS and Farmland will be able to treat their respective earnings therefrom as patronage business done for their respective members and patrons as permitted under the Internal Revenue Code. Earnings of the Company will be split on the basis of the economic interests of the parties as determined from time to time. An accounting system shall be maintained by the Company permitting its earnings to be calculated and distributed separately for fertilizer and crop protection products.


            8.3  Non-Competition.


      (a) Effective upon the Operational Closing, LOL, CHS and Farmland each agree not to directly or indirectly engage in the wholesale marketing of fertilizer and agricultural chemicals except through the Company in the territory of North America during the time it, or an entity of which it is a material owner, remains a member of the Company and for a period of four years thereafter.

      (b) The Parties believe that the restrictive covenant contained in this
      Section 8.3 is reasonable. However, if any court having jurisdiction shall at any time hereafter hold this restriction to be unenforceable or unreasonable, whether as to scope, territory or period of time specified herein, and if such court shall declare or determine the scope, territory or period of time which it deems to be reasonable, such scope, territory or period of time shall be deemed to be reduced to that declared or determined by said court to be reasonable.

      (c) Each Party recognizes that in the event of violation of the terms of the above covenant, the other Parties will suffer irreparable damages and that it will be difficult if not impossible to compute actual damages sustained by such Parties as the result of such unauthorized competition. Therefore, the Parties agree that each Party shall be entitled to apply to a court of competent jurisdiction to enjoin any breach, threatened or actual, of the covenants contained herein.

                                  ARTICLE IX

                                MISCELLANEOUS

            9.1 Expenses. The Parties shall bear their own costs and expenses incurred in connection with the performance of their obligations under this Agreement.

            9.2 Exchange of Information. Neither any Party nor any of its Affiliates shall prior to the Operational Closing Date produce to, or exchange with, another Party any competitively sensitive information unless counsel to each Party has reached the independent determination, made in good faith, that the production or exchange of such information will not violate Sections 1 and 2 of the Sherman Act, 15 U.S.C. Sections 1, 2, Section 7 and 7A of the Clayton Act, 15 U.S.C. Sections 18, 18A, and Section 5 of the Federal Trade Commission Act, 15 U.S.C. Section 45. For these purposes, the term "competitively sensitive information" shall mean: (i) information concerning allowable and unallowable costs, including rates for services and price quotes or bids provided to any government agency or other customer, (ii) trade secrets or confidential practices, methods or processes, or (iii) any business plans, strategic plans or competitive strategies.

            9.3 Notice. All notices, reports, requests, demands and other communications under or in connection with this Agreement or any other agreements entered into between the Parties in connection with this Agreement shall be written in the English language and shall be sent by registered airmail, postage prepaid, return receipt requested, and addressed as follows, and all notices, reports, requests, demands and other communications shall be deemed to have been given on the date of receipt indicated on the return receipt.

            If to Farmland:   Farmland Industries, Inc.
                              3315 N. Oak Trafficway
                              P. O. Box 7305
                              Kansas City, MO  64116

                              Attention: General Counsel


            If to LOL:        Land O'Lakes, Inc.
                              4001 Lexington Avenue North
                              Arden Hills, MN  55126

                              Attention: Law Department

            If to CHS:        Cenex Harvest States Cooperatives
                              PO Box 64089
                              5500 Cenex Drive
                              St. Paul, MN  55164-0089

                              Attention: Law Department

Any Party may change its postal address for the purpose of this Section 9.3 by notice given to the other Parties in the manner set forth above.

            9.4 Assignability; Transferability of Interests in the Company. Except as otherwise expressly provided in this Agreement, no Party shall assign or transfer or otherwise dispose of to any third party all or any part of this Agreement or any of the rights or obligations to accrue hereunder, without the prior written consent of the other Parties; provided that restrictions, if any, on the transfer of any interest in the Company shall be as set forth in the LLC Agreement.

            9.5 Entire Agreement and Non-Waiver.


       (a) This Agreement and the Ancillary Agreements constitute the entire and only agreement among the Parties hereto relating to the subject matter of the joint venture arrangement, and supersede and cancel all previous negotiations, agreements, commitments or representations (if any), oral or written, in respect thereto, and shall not be discharged, changed or modified in any manner except by instruments signed by duly authorized representatives of the Parties.


      (b) Any failure by any Party to enforce any provision of this Agreement shall not be considered as constituting a waiver of that Party's right to enforce thereafter the same provision or other provisions hereof whether or not of similar character.

            9.6 Further Assurances. Each Party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Agreement and the transactions contemplated herein.

            9.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no other person or entity is entitled to rely upon or benefit from this Agreement or any term hereof, except by a writing signed by all of the Parties hereto.

            9.8 Modification. The terms of this Agreement may not be modified, amended, or otherwise changed in any manner, except by an instrument in writing executed by each of the parties hereto.

            9.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.



      FARMLAND INDUSTRIES, INC.




      By: /s/ Robert W. Honse
         ------------------------------
            Name: Robert W. Honse
            Title: Executive Vice-President and COO
            Date:  February 3, 2000


      CENEX HARVEST STATES COOPERATIVES




      By:   /s/ John D. Johnson
         ------------------------------
            Name:  John D. Johnson
            Title:  President
            Date: 2/03/00


      LAND O'LAKES, INC.




      By: /s/ John E. Gherty
         ------------------------------
            Name: John E. Gherty
            Title: President and CEO
            Date: February 3, 2000


      UNITED COUNTRY BRANDS LLC



      By: /s/ Robert W. Honse
         ------------------------------         By:   /s/ John D. Johnson
            Name: Robert W. Honse                  -----------------------------
            Title: Executive Vice-President           Name:  John D. Johnson
                   and COO                            Title:  Manager

                                  EXHIBIT A

                                DEFINED TERMS

            The definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any contract or law are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. Unless otherwise specifically indicated, the word "or" shall be deemed to be inclusive and not exclusive.

            "AFFILIATE", when used with reference to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person. For purposes of this definition, "CONTROL" shall mean the direct or indirect actual or beneficial ownership of securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person.

            "AGREEMENT" means this Joint Venture Agreement among CHS, Farmland, and LOL.

            "ANCILLARY AGREEMENTS" means the documents listed as Exhibits B through L in Article I, in each case as such document may be amended, restated or otherwise modified from time to time in accordance with the terms of such document and this Agreement.

            "CHS" means Cenex Harvest States Cooperatives.

            "COMPANY" shall have the meaning set forth in Section 1.1.

            "CONSENT" means any consent, approval, permit, or other authorization of, or declaration or notice to or filing with, any Governmental Authority or any other Person.

            "UCB" means the company surviving as the result of the merger between Farmland and CHS.

            "UNITED LLC CONTRIBUTED ASSETS" shall have the meaning set forth in
Section 1.5(a).

            "UCB PARTIES" means Farmland and CHS collectively.


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
            "UNITED LLC PERSONAL PROPERTY" shall have the meaning set forth in
Section 1.5(a).

            "DISPUTE" means any dispute, controversy or claim arising out of or relating to this Agreement regarding any alleged or actual breach, termination or invalidity thereof.

            "EXHIBIT" means any of Exhibits A through D attached to this Agreement.

            "FARMLAND" means Farmland Industries, Inc.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any region, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Person owned or controlled through stock or capital ownership or otherwise by any of the foregoing.

            "GOVERNMENTAL LICENSES" means all licenses, permits, and other authorizations issued by any Governmental Authority.

            "INDEMNIFIED PERSONS" shall have the meaning set forth in Section
7.1.

            "INDEMNIFYING PARTY" shall have the meaning set forth in Section
7.1.

            "LLC AGREEMENT" shall have the meaning set forth in Section 1.

            "LOL" means LOL, Inc.

            "LOL CONTRIBUTED ASSETS" shall have the meaning set forth in Section 1.4(a).

            "LOL PERSONAL PROPERTY" shall have the meaning set forth in Section 1.4(a).

             "KNOWLEDGE" means the actual knowledge of the officers of the Party and its Affiliates as of the date of this Agreement.

             "MATERIAL ADVERSE EFFECT" means, with respect to a specific asset, business or Person, any fact, circumstance or condition that would reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition or prospects thereof, taken as a whole.

            "MEMBERS" means UNITED LLC and LOL, collectively.

            "OTHER ASSETS" shall have the meaning set forth in Section 1.5(b).

            "OPERATIONAL CLOSING" means the meeting at which the actions and deliveries referenced in section 5.4 are made, and "OPERATIONAL CLOSING DATE" means the date of such closing as also set forth in Section 5.4.



            "PARTY" and "PARTIES" shall have the meaning set forth in the Preamble.

            "RECIPIENT" shall have the meaning set forth in Section 8.2(c).

            "SCHEDULE" means any of Schedules attached to this Agreement.

            "THIRD PARTY CLAIM" shall have the meaning set forth in Section 7.2(d).

            "WORKING ASSET CLOSING" means the meeting at which the actions and deliveries referenced in section 5.5 are made, and "WORKING ASSET CLOSING DATE" means the date of such closing as also set forth in Section 5.5.

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